UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 30, 2025

Date of Report (Date of earliest event reported)

JVSPAC Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-41922	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Cecil Street #04-03 Plus Building Singapore	049705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6513 8565

G/F Hang Tak Building

1 Electric Street

Wan Chai

Hong Kong

(Former address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	JVSAU	The Nasdaq Stock Market LLC
Class A Ordinary Shares, no par value	JVSA	The Nasdaq Stock Market LLC
Rights	JVSAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Closing of the Business Combination and Nasdaq Listing

On June 30, 2025, JVSPAC Acquisition Corp. (“JVSPAC”) and Hotel101 Global Holdings Corp. (“HBNB”) issued a joint announcement for the closing of the business combination contemplated by the agreement and plan of merger, dated as of April 8, 2024 (and as amended on September 3, 2024), by and among HBNB, Hotel of Asia, Inc., DoubleDragon Corporation, DDPC Worldwide Pte. Ltd., Hotel101 Worldwide Private Limited, Hotel101 Global Pte. Ltd., HGHC 4 Pte. Ltd., HGHC 3 Corp. and JVSPAC, and the listing of HBNB’s ordinary shares on The Nasdaq Stock Market LLC. Attached as Exhibit 99.1 to this Current Report is a copy of the joint announcement.

Item 9.01. Exhibits

99.1	Joint Announcement dated June 30, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 30, 2025

JVSPAC ACQUISITION CORP.

By:	/s/ Pearl Anne A. Escote
Name:	Pearl Anne A. Escote
Title:	Authorized Signatory

By:	/s/ Jose Roelph E. Desales
Name:	Jose Roelph E. Desales
Title:	Authorized Signatory

[Signature Page to Form 8-K]

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